Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the unaudited historical condensed balance sheet of Haymaker as of March 31, 2022 with the unaudited historical condensed consolidated balance sheet of Biote as of March 31, 2022, giving effect to the business combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 combine the historical statements of operations of Haymaker and the historical consolidated statements of operations of Biote for such periods, giving effect to the business combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) audited historical financial statements of Haymaker as of and for the year ended December 31, 2021 and (ii) unaudited historical condensed financial statements of Haymaker as of and for the three months ended March 31, 2022 and the related notes, in each case, incorporated by reference in this Current Report;

•

the (i) audited historical consolidated financial statements of Biote as of and for the year ended December 31, 2021 and (ii) unaudited historical condensed consolidated financial statements of Biote as of and for the three months ended March 31, 2022 and the related notes, in each case, incorporated by reference in this Current Report; and

•

the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Haymaker and Biote included elsewhere and incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands, except per share amounts)

	Historical		Actual Redemptions
	5(A) Haymaker	5(B) Biote	Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current assets:
Cash	$68	$27,704	$43,991	5(a)	$71,763
Accounts receivable, net	—	6,544	—		6,544
Inventory, net	—	9,178	—		9,178
Prepaid expenses	298	8,489	(5,259)	5(b)	3,528

Total current assets	366	51,915	38,732		91,013
Property and equipment, net	—	2,395	—		2,395
Capitalized software, net	—	4,813	—		4,813
Operating lease right-of-use assets	—	298	—		298
Other assets	—	—	838	5(b)	838
Cash and marketable securities held in trust account	317,582	—	(317,582)	5(c)	—

Total assets	$317,948	$59,421	$(278,012)		$99,357

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$303	$6,777	$—		$7,080
Accrued expenses	2,664	3,164	—		5,828
Accrued expenses - related party	137	—	2,200	5(j)	2,337
Franchise tax payable	50	—	—		50
Note payable, current	—	5,000	1,250	5(d)	6,250
Convertible promissory note - related party	73	—	—		73
Deferred revenue	—	1,780	—		1,780
Operating lease liabilities, current	—	250	—		250

Total current liabilities	3,227	16,971	3,450		23,648
Note payable, net of current portion	—	30,768	85,364	5(d)	116,132
Deferred revenue, long-term	—	872	—		872
Operating lease liabilities, long-term	—	64	—		64
Warrant liabilities	7,427	—	—		7,427
Earnout liability	—	—	187,750	5(e)	187,750
Deferred underwriting fee payable	11,112	—	(11,112)	5(f)	—

Total liabilities	21,766	48,675	265,452		335,893

Class A common stock subject to possible redemption	317,500	—	(317,500)	5(g)	—

Stockholders’ equity (deficit):
Haymaker Preferred stock, $0.0001 par value	—	—	—		—
Haymaker Class A common stock, $0.0001 par value	—	—	1	5(h)	1
Haymaker Class B common stock, $0.0001 par value	1	—	(1)	5(h)	—
Haymaker Class V common stock, $0.0001 par value	—	—	5	5(h)	5
Biote Class A, AA, and AAA units	—	—	—		—
Biote Class AAAA units	—	—	—		—
Additional paid-in capital	137	—	(154,609)	5(h)	(154,472)
Accumulated deficit	(21,456)	10,780	(80,686)	5(h)	(91,362)
Accumulated other comprehensive loss	—	(34)	29	5(h)	(5)

Total stockholders’ equity (deficit) attributable to common stockholders	(21,318)	10,746	(235,261)	5(h)	(245,833)
Noncontrolling interest	—	—	9,297	5(i)	9,297

Total stockholders’ equity (deficit)	(21,318)	10,746	(225,964)		(236,536)

Total liabilities and stockholders’ equity (deficit)	$317,948	$59,421	$(278,012)		$99,357

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share amounts)

			Actual
	Historical		Redemptions
			Transaction		Pro Forma
	6(A)	6(B)	Accounting		Statement of
	Haymaker	Biote	Adjustments		Operations
Revenue:
Product revenue	$—	$36,758	$—		$36,758
Service revenue	—	385	—		385

Total Revenue	—	37,143	—		37,143
Cost of revenue:
Cost of products	—	11,657	—		11,657
Cost of services	—	620	—		620

Total cost of revenue	—	12,277	—		12,277
Commissions	—	216	—		216
Marketing	—	1,241	—		1,241
Selling, general, and administrative	—	13,646	1,501	6(a)	15,147
Operating and formation costs	1,190	—	(60)	6(b)	1,130
Franchise tax expense	50	—	—		50

Income (loss) from operations	(1,240)	9,763	(1,441)		7,082
Other income (expense):
Interest expense	—	(359)	(1,368)	6(c)	(1,727)
Other income (expense), net	—	10	—		10
Net gain on investments held in Trust Account	64	—	(64)	6(d)	—
Change in fair value of convertible promissory note - related party	(1)	—	—		(1)
Change in fair value of warrant liabilities	2,352	—	—		2,352

Total other income (expense)	2,415	(349)	(1,432)		634

Income (loss) before provision for income taxes	1,175	9,414	(2,873)		7,716
Income tax expense	—	64	175	6(e)	239

Net income (loss)	1,175	9,350	(3,048)		7,477
Net income (loss) attributable to noncontrolling interest	—	—	6,675	6(f)	6,675

Net income (loss) attributable to common stockholders	$1,175	$9,350	$(9,723)		$802

Weighted average shares outstanding, Class A common stock
Basic	31,750,000	979,800			7,574,271	6(g)
Diluted	31,750,000	979,800			21,078,437	6(g)
Earning (loss) per share, Class A common stock
Basic	$0.03	$9.54			$0.11	6(g)
Diluted	$0.03	$9.54			$0.04	6(g)
Weighted average shares outstanding, Class B common stock
Basic	7,937,500
Diluted	7,937,500

Earnings per share, Class B common stock
Basic	$0.03
Diluted	$0.03

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

			Actual
	Historical		Redemptions
			Transaction		Pro Forma
	6(C)	6(D)	Accounting		Statement of
	Haymaker	Biote	Adjustments		Operations
Revenue:
Product revenue	$—	$137,598	$—		$137,598
Service revenue	—	1,798	—		1,798

Total Revenue	—	139,396	—		139,396
Cost of revenue:
Cost of products	—	46,298	—		46,298
Cost of services	—	2,519	—		2,519

Total cost of revenue	—	48,817	—		48,817
Commissions	—	2,056	—		2,056
Marketing	—	4,908	—		4,908
Selling, general, and administrative	—	49,054	101,432	6(a)	150,486
Operating and formation costs	3,122	—	(198)	6(b)	2,924
Franchise tax expense	200	—	—		200

Income (loss) from operations	(3,322)	34,561	(101,234)		(69,995)
Other income (expense):
Interest expense	—	(1,673)	(6,211)	6(c)	(7,884)
Other income (expense), net	—	17	—		17
Transaction costs allocated to warrant liabilities	(966)	—	—		(966)
Net gain on investments held in Trust Account	82	—	(82)	6(d)	—
Excess of private placement warrant fair value over purchase price	(3,507)	—	—		(3,507)
Change in fair value of warrant liabilities	18,826	—	—		18,826

Total other income (expense)	14,435	(1,656)	(6,293)		6,486

Income (loss) before provision for income taxes	11,113	32,905	(107,527)		(63,509)
Income tax expense	—	286	(2,257)	6(e)	(1,971)

Net income (loss)	11,113	32,619	(105,270)		(61,538)
Net income (loss) attributable to noncontrolling interest	—	—	(54,941)	6(f)	(54,941)

Net income (loss) attributable to common stockholders	$11,113	$32,619	$(50,330)		$(6,598)
Weighted average shares outstanding, Class A common stock
Basic	26,265,068	979,800			7,574,271	6(g)
Diluted	26,265,068	979,800			7,574,271	6(g)
Earning (loss) per share, Class A common stock
Basic	$0.33	$33.29			$(0.87)	6(g)
Diluted	$0.32	$33.29			$(0.87)	6(g)
Weighted average shares outstanding, Class B common stock
Basic	7,860,788
Diluted	8,058,048
Earnings per share, Class B common stock
Basic	$0.33
Diluted	$0.32

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

As previously disclosed, on May 26, 2022 (the “Closing Date”), Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), completed the transactions contemplated by that certain Business Combination Agreement, dated as of December 13, 2021 (the “Business Combination Agreement”), by and among HYAC, Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), BioTE Holdings, LLC, a Nevada limited liability company (“Biote” and, together with its direct and indirect subsidiaries, the “Biote Companies”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative (in such capacity, the “Members’ Representative”) of the members of Biote immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). A description of the Business Combination and the terms of the Business Combination Agreement are included in the definitive proxy statement (File No. 001-40128) (the “Proxy Statement”) filed by HYAC with the Securities and Exchange Commission (the “SEC”) on May 5, 2022 in the section titled “Proposal No. 1—The Business Combination Proposal.” Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Proxy Statement.

At the Closing, (i) Biote transferred to the Company (as defined below) 9,161,771 Class A common units of Biote (“Biote Units”), which was equal to the number of shares of HYAC’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by HYAC’s public stockholders of 30,525,729 shares of Class A Common Stock prior to the Closing and the conversion of HYAC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)) into shares of Class A Common Stock and (ii) HYAC issued 58,565,824 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of Biote Units retained by the Members immediately following the Closing (the “Retained Biote Units”), and which shares of Class V Voting Stock were distributed to Biote’s Members, resulting in the combined company being organized in an “Up-C” structure. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Also at Closing, (x) in exchange for the Closing Biote Units (as defined in the Proxy Statement), HYAC transferred cash in an amount equal to (i) the cash in the trust account and any cash held by HYAC outside of the trust account, less (ii) the amounts required by the redemptions of Class A common stock by the public stockholders, which was equal to $305.5 million, and (y) the Biote Companies received aggregate proceeds of $125.0 million from the Debt Financing (the aggregate amounts described in (x) and (y) of $137.3 million, the “Closing Date Cash”) in accordance with and in the priority set forth in the Business Combination Agreement and as described further in the Proxy Statement. There was no cash consideration paid to Members at Closing.

Upon the Closing, HYAC as the registrant changed its name to “biote Corp.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to biote Corp. and its consolidated subsidiaries, including Biote, following the Closing and references to “HYAC” refer to Haymaker Acquisition Corp. III at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company after giving effect to the Business Combination.

On the business day following the Closing, the Company’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The Nasdaq Stock Market LLC (“Nasdaq”).

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the business combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the business combination as if it occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 give effect to the business combination as if it occurred on January 1, 2021, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination. Haymaker and Biote have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 30,525,729 shares of Haymaker Class A common stock for aggregate redemption payments of $305.5 million out of the trust account on the closing date of the business combination. No other Haymaker shares are subject to redemption.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•

the (i) audited historical financial statements of Haymaker as of and for the year ended December 31, 2021 and (ii) unaudited historical condensed financial statements of Haymaker as of and for the three months ended March 31, 2022 and the related notes, in each case, incorporated by reference in this Current Report;

•

the (i) audited historical consolidated financial statements of Biote as of and for the year ended December 31, 2021 and (ii) unaudited historical condensed consolidated financial statements of Biote as of and for the three months ended March 31, 2022 and the related notes, in each case, incorporated by reference in this Current Report; and

•

the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Haymaker and Biote included elsewhere and incorporated by reference in this Current Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

3. Accounting for the Business Combination

The business combination will be accounted for as a common control transaction, in accordance with GAAP, as the Biote Founder is deemed to have continued control over the Combined Company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of Biote will be accounted for at Biote’s historical carrying values, and Biote will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the business combination will be treated as the equivalent of Biote issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Biote.

4. Capitalization

The following summarizes the approximate pro forma ownership of common stock of the Combined Company following the business combination:

	Actual Redemptions
Equity Capitalization Summary	Shares	%
Biote Members(1)	58,565,824	86.5%
Haymaker Public Stockholders(2)	1,224,271	1.8%
Haymaker Sponsor(3)	7,937,500	11.7%

Total common stock of PubCo	67,727,595	100.0%

(1)

Includes 10,000,000 Earnout Voting Shares which are subject to forfeiture if the Earnout triggering events are not achieved and excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements.

(2)	Reflects redemptions of 30,525,729 shares of Class A common stock of Haymaker for aggregate redemption payments of $305.5 million using a per-share redemption price of approximately $10.01.
(3)	Includes 1,587,500 Sponsor Earnout Shares which are subject to forfeiture if the Earnout triggering events are not achieved.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022 (in thousands, except share and per share amounts)

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed balance sheet of Haymaker as of March 31, 2022.

(B)	Derived from the unaudited condensed consolidated balance sheet of Biote as of March 31, 2022.

Pro forma adjustments

(a)	To reflect the net cash proceeds from the business combination as follows:

Release of Trust Account	$317,582	5	(c)
Payment of Haymaker redemptions	(305,472)	5	(h)
Payment of Haymaker deferred underwriting fee payable	(11,112)	5	(f)
Payment of Biote cash-settled Phantom Equity Awards	(7,250)	5	(h)
Payment of Biote executive bonus	(2,000)	5	(h)
Repayment of Biote long-term debt	(36,268)	5	(d)
Proceeds from new term loan facility, net of debt issuance costs	122,382	5	(d)
Payment of debt issuance costs on revolving credit facility	(1,097)	5	(b)
Payment of transaction expenses	(32,774)	5	(h)

Cash and cash equivalents	$43,991

(b)

To reflect the reclassification of $5,518 of deferred transaction expenses from prepaid expenses to additional paid-in capital (see Note 5(h)) as well as the payment of $1,097 of debt issuance costs related to the revolving credit facility, of which $259 is capitalized in prepaid expenses and $838 is capitalized in other assets.

(c)	To reflect the release of $317,582 from the trust account upon consummation of the business combination (see Note 5(a)).

(d)	To reflect the refinancing of Biote’s long-term debt as follows.

Repayment of Biote long-term debt	(36,268)	5	(a)
Write-off of unamortized discount and debt issuance costs in connection with repayment of Biote long-term debt	500	5	(h)
Proceeds from new term loan facility, net of debt issuance costs	122,382	5	(a)

Note payable, current and Note payable, net of current portion	$86,614

(e)

To record the estimated fair value of the Earnout Securities which vest upon the achievement of certain triggering events. The estimated fair value of the Earnout Securities was determined using a Monte Carlo simulation valuation model, and the Earnout Securities are classified as a liability because they are not indexed to the company’s own stock (see Note 5(h)). The significant assumptions utilized in estimating the fair value of the Earnout Securities include the following: (1) Haymaker’s common stock price of $9.02 at the Closing of the business combination; (2) the volatility of Haymaker’s common stock of 60.0% over the length of the earnout period; and (3) a drift rate equal to the risk-free rate of 2.7% over the length of the earnout period. After the Closing, the earnout liability will be remeasured to its fair value at the end of each reporting period, and subsequent changes in the fair value will be recognized in earnings.

(f)	To reflect the payment of $11,112 of deferred underwriting fees incurred during the IPO that are contractually due upon Closing of the business combination (see Note 5(a)).

(g)	To reclassify the Haymaker common stock subject to possible redemption of $317,500 to permanent equity immediately prior to the consummation of the business combination (see Note 5(h)).

(h)	To reflect the recapitalization of the Combined Company through the following equity transactions:

Reclassification of common stock subject to possible redemption	$317,500	5	(g)
Payment of Haymaker redemptions	$(305,472)	5	(a)
Payment of Biote cash-settled Phantom Equity Awards	(7,250)	5	(a)
Payment of Biote executive bonus	(2,000)	5	(a)
Payment of transaction expenses	(32,774)	5	(a)
Reclass of prepaid transaction expenses	(5,518)	5	(b)
Write-off of unamortized discount and debt issuance costs in connection with repayment of Biote long-term debt	(500)	5	(d)
Earnout liability	(187,750)	5	(e)
Accrual for consulting agreements with related parties	(2,200)	5	(j)
Reclass of noncontrolling interest	(9,297)	5	(i)

Total stockholders’ equity (deficit) attributable to common stockholders	$(235,261)

(i)

To reflect the reclassification of $9,297 to noncontrolling interest as a result of the Biote Units retained by the Members in the UP-C structure, which is calculated as the pre-combination carrying amounts of Biote’s net assets ($10,746) multiplied by 86.5%, the percentage of outstanding Biote Units retained by the Members (excluding any Earnout Securities from such calculation).

(j)	To accrue payments to be made under consulting agreements entered into with related parties for which substantive services are not expected to be performed.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2022 and for the Year Ended December 31, 2021 (in thousands, except share and per share amounts)

The pro forma notes and adjustments are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed statement of operations of Haymaker for the three months ended March 31, 2022.

(B)	Derived from the unaudited condensed consolidated statement of operations of Biote for the three months ended March 31, 2022.

(C)	Derived from the audited statement of operations of Haymaker for the year ended December 31, 2021.

(D)	Derived from the audited consolidated statement of operations of Biote for the year ended December 31, 2021.

Pro forma adjustments

(a)

To record share-based compensation expense related to Biote’s Phantom Equity awards and incentive unit awards which vest upon Closing as well as $2,000 of compensation expense related to an executive bonus payable upon Closing, $3,160 of Biote Transaction Expenses paid upon Closing but which do not qualify to be recorded in equity under GAAP and will be expensed as incurred, $7,216 related to the fair value of shares transferred by our Sponsor to investors in connection with non-redemption agreements, and $2,200 related to consulting agreements entered into with related parties for which substantive services are not expected to be performed.

(b)	To eliminate fees incurred by Haymaker under the administrative services agreement which will cease upon closing of the business combination.

(c)	To eliminate interest expense on Biote’s existing long-debt to be refinanced upon closing of the business combination and accrue interest expense on the new debt facility.

(d)	To eliminate net gain on investments held in trust account which will be released upon closing of the business combination.

(e)

As a result of the Combined Company’s UP-C structure, the Combined Company will be a tax-paying entity. For pro forma purposes, income tax expense has been determined utilizing an estimated blended federal and state tax rate of 23% which is applied to the Company’s share of Biote’s net income.

(f)	To reflect net income (loss) attributable to noncontrolling interest as a result of the Biote Units retained by the Members in the UP-C structure.

(g)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares outstanding at the Closing assuming the Closing occurred on January 1, 2021.